                                                                EXHIBIT 10.11(a)

                               CONTRACT OF SALE

     IMPAC Commercial Holdings, Inc. fdba IMH Commercial Holdings, Inc., a Maryland corporation, herein called "Buyer" and IMPAC Mortgage Holding, Inc. fdba Imperial Credit Mortgage Holding, Inc., a Maryland corporation, herein called " Seller", hereby agree as follows:

                                   RECITALS

WHEREAS, Buyer and Seller were the sole members of a California Limited Liability Company by the name of IMH/ICH Dove Street, LLC (herein called "Limited Liability Company") which was created on August 25, 1997;

WHEREAS, Buyer and Seller have entered into a Limited Liability Operating Agreement dated August 25, 1997 (herein called "Operating Agreement", a copy of which is attached hereto as Exhibit "N');

WHEREAS, Buyer and Seller have entered into an agreement to distribute from the Limited Liability Company to the members the real property owned by the Limited Liability Company, commonly known as 1401 Dove Street, Newport Beach.

WHEREAS, Seller and Buyer will have a fifty percent (50%) interest in the real property previously owned by the Limited Liability Company hereinafter referred to as "Asset".

WHEREAS, Buyer is desirous of purchasing Seller's interest in the Asset;

WHEREAS, Seller is desirous of selling Buyer's interest in the Asset.

                                  ARTICLE 1.

                               PURCHASE AND SALE
                               -----------------
                         OF PARTIAL INTEREST OF SELLER
                         -----------------------------
                                   IN ASSET
                                   --------

                       Partial Interest Being Purchased

     Section 1.01. Seller shall sell to Buyer and Buyer shall purchase from Seller on the terms specified in this contract fifty percent (50%) interest in the Asset from Seller.


                                Purchase Price

     Section 1.02. Buyer shall pay to Seller on October 31, 1998, $6,000,000.00 less one half of the present principal due on the property's first mortgage in cash in lawful money of the United States in full payment of the purchase price.


                              Conditions of Sale

     Section 1.03. The purchase and sale described in and covered by this contract shall be conducted and consummated in full compliance with all the requirements of the laws of the State of California.


                                   ARTICLE 2

                             WARRANTIES BY SELLER
                             --------------------

                               Due Organization

     Section 2.01. Seller warrants to Buyer that it, Seller, is a corporation duly organized and existing under the General Corporation Law of the State of Maryland and that its powers as a corporation have never been and are not now suspended or limited in anyway.


                                Title to Assets

     Section 2.02. Seller warrants it will convey good and marketable title to Seller of the Asset covered by this contract. Seller further warrants that its title to its interest in the Asset is free and clear of any liens, encumbrances, or other defects except for an existing first mortgage.


                               Authority to Sell

     Section 2.03. Seller warrants and represents it has complied with all the requirements of the laws of the State of California relative to the sale of its interest in the Asset described in this contract and that the principal terms of the sale as set forth in this contract were duly approved by Seller's board of directors on October 19, 1998. Seller shall transfer title and interest in the Asset, including all leases, income or revenue of any nature generated by the Asset after delivery of the Quitclaim Deed, attached hereto as Exhibit "B".


                             Survival of Warranties

     Section 2.04. Seller agrees that all warranties made by it in this contract shall survive the consummation of the sale.



                                   ARTICLE 3

                              WARRANTIES BY BUYER
                              -------------------

                               Due Organization

     Section 3.01. Buyer warrants to Seller that it, Buyer, is a corporation duly organized and existing under the General Corporation Law of the State of Maryland and that its power as a corporation has never been and is not now suspended.

                               Authority to Buy

     Section 3.02. Buyer further warrants to Seller that this contract has been approved by its Board of Directors and that Buyer has full power and authority to both execute and perform this contract.

     Section 3.03. Buyer agrees that all warranties made by it in this contract shall survive the consummation of the sale.


                                   ARTICLE 4

                           ASSUMPTION OF LIABILITIES
                           -------------------------

                   Acknowledgment of Assumption of Liability

     Section4.01. Buyer hereby acknowledges and agrees to assume all of the expenses and costs associated with the Asset and in the sale set forth in this contract. This assumption of liability will be effective upon execution of this contract. However, this shall not include the costs of completing the current modifications and capital improvements being made to the building. Seller shall remain responsible for 1/2 the costs of completing the exterior modifications and the interior improvements needed to make the building ready under the IMPAC Funding Corp. lease.

     Section 4.02. All costs and expenses of the sale described in this contract shall be borne by Buyer and Seller in equal proportions.


                                   ARTICLE 5

                           MISCELLANEOUS PROVISIONS
                           ------------------------


                              Indemnity Agreement

     Section 5.01. The Buyer shall indemnify and hold Seller free and harmless from any and all claims, liability, loss, damage, or expense resulting from the Buyer's ownership of the Asset , including any claim, liability, loss or damage arising by reason of the injury to or death of any person or persons, or the damage of any property, caused by the Buyer's use of said Asset, including the cost of defense, for any claim arising after execution of this contract.

     Section 5.02. This instrument with its attachment constitutes the entire agreement between Buyer and Seller respecting the sale of the Asset to the Seller and any agreement or representation respecting said sale by Seller to Buyer not expressly set forth in this instrument is null and void.


                                    Notices

     Section 5.03. Any and all notices or other communications-required or permitted by this contract or by law to be served on or given to either party hereto, Buyer or Seller, by the other party shall be, unless otherwise required by law, in writing and deemed duly served and given when personally delivered to the party to whom directed or any of its officers or, in lieu of such personal service, when deposited in the United States mail, first class postage prepaid, addressed to

Buyer at  I Park Plaza, Suite 1100
          Irvine, California 92614

or

Seller at 20371 Irvine Ave.
          Santa Ana Heights, California 92707


                                Attorney's Fees

     Section 5.04. Should any litigation be commenced between the parties hereto, Buyer and Seller, concerning this contract, the sale and purchase described in this contract or the rights and duties of either in relation to this contract, the party Buyer or Seller, prevailing in that litigation shall be entitled, in addition to any other relief that may be granted, to a reasonable sum as and for its attorneys' fees in that litigation which shall be determined by the court in that litigation or in a separate action brought for that purpose.


                     Cooperation in Execution of Documents

     Section 5.05 Buyer and Seller agree to execute any documents necessary to carry out the terms of this contract, including but not limited to, assignment of leases, assignment of deposits, change of ownership declaration, or other documents required by any governmental agency.


                                  Assignment

     Section 5.06. Neither this contract nor any right or interest in it may be assigned by either party to any other person or corporation without the express written consent of the other party to this contract.



                                 Governing Law

Section 5.07. This contract shall be governed and all rights and liabilities under it determined in accordance with the laws of the State of California in effect on this date.


EXECUTED on                    October 27, 1998, at Orange County, California.

                                      "BUYER"
                                      IMPAC COMMERCIAL HOLDINGS, INC.
                                      fdba IMH COMMERCIAL HOLDINGS, INC.


                                      by:  /s/  William D. Endersen
                                      ------------------------------------------
                                      William D. Endresen, President


                                      "SELLER"
                                      IMPAC MORTGAGE HOLDING, INC.
                                      fdba IMPERIAL CREDIT MORTGAGE HOLDING,
                                      INC.


                                      by:  /s/ William S. Ashmore
                                      ------------------------------------------
                                      William S. Ashmore, President

                              IMH/ICH DOVE STREET


                     LIMITED LIABILITY OPERATING AGREEMENT

    This Operating Agreement (this "Agreement") is entered into this 25th day of August, 1997 by and among Imperial Credit Mortgage Holdings, Inc., a Maryland corporation and IMH Commercial Holdings, Inc., a Maryland corporation.

                             Explanatory Statement

     The parties have agreed to organize a limited liability company in accordance with the terms and subject to the conditions set forth in this Agreement.

     NOW, THEREFORE, the parties agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

Capitalized terms used in this Agreement have the meanings specified in this Article or elsewhere in this Agreement and when not so defined shall have the meanings set forth in California Corporations Code section 17001.

     1. 1. "Act" means the Beverly-Killea Limited Liability Company Act (California Corporations Code (S) (S) 17000-17705), including amendments from time to time.

     1.2. "Adjusted Capital Contribution" is defined in Article IV, Section 4.6(a).


     1.3. "Affiliate" of a Member means (1) any Person directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the Member. The term "control" (including the terms "controlled by" and "funder common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through membership, ownership of voting securities, by contract, or otherwise.


     1.4. "Agreement" means this operating agreement, as originally executed and as amended from time to time.


     1.5. "Articles of Organization" is defined in Corporations Code section 17001(b) as applied to this Company.

     1.6. "Assignee" means a person who has acquired a Member's Economic Interest in the Company, by way of a Transfer in accordance with the terms of this Agreement, but who has not become a Member.


     1.7. "Assigning Member" means a Member who by means of a Transfer has transferred an Economic Interest in the Company to an Assignee.


     1.8. "Available Cash" means all net revenues from the Company's operations, including net proceeds from all sales, refinancings, and other dispositions of Company property that the Manager, in the Manager's sole discretion, deems in excess of the amount reasonably necessary for the operating requirements of the Company, including debt reduction and Reserves.



     1.9. "Capital Account" means, with respect to any Member, the account reflecting the capital interest of the Member in the Company, consisting of the Member's initial Capital Contribution maintained and adjusted in accordance with Article III, Section 3.6.

     1.10. "Capital Contribution" means, with respect to any Member, the amount of the money and the Fair Market Value of any property (other than money) contributed to the Company (net of liabilities secured by such contributed property that the Company is considered to assume or take "subject to" under IRC section 752) in consideration of a Percentage Interest held by such Member. A Capital Contribution shall not be deemed a loan.

     1.11. "Capital Event" means a sale or disposition of any of the Company's capital assets, the receipt of insurance and other proceeds derived from the involuntary conversion of Company property, the receipt of proceeds from a refinancing of Company property, or a similar event with respect to Company property or assets.

     1.12. "Code" or "IRC' means the Internal Revenue Code of 1986, as amended, and any successor provision.

     1.13. "Company" means the company named in Article II, Section 2.2 of this Agreement.

     1.14. "Corporations Code" ("Corp C") means the California Corporations
     Code.

     1.15. "Economic Interest" means a Person's right to share in the income, gains, losses, deductions, credit or similar items of, and to receive distributions from, the Company, but does not include any other rights of a Member, including the right to vote or to participate in management.

     1.16. "Encumber" means the act of creating or purporting to create an Encumbrance, whether or not perfected under applicable law.

     1.17. "Encumbrance" means, with respect to any Membership Interest, or any element thereof, a mortgage, pledge, security interest, lien, proxy coupled with an interest (other than as contemplated in this Agreement), option, or preferential right to purchase.

     1.18. "Fair Market Value" means, with respect to any item of property of the Company, the item's adjusted basis for federal income tax purposes, except as follows:

          (a) The Fair Market Value of any property contributed by a Member to the Company shall be the value of such property, as mutually agreed by the contributing Member and the Company;

          (b) The Fair Market Value of any item of Company property distributed to any Member shall be the value of such item of property on the date of distribution as mutually agreed by the distributes Member and the Company; and

          (c) The Fair Market Value for purposes of Article VIII, Section 8.7, shall be as determined in that section.

     1.19. "Initial Members" means those Persons whose names are set forth in the first sentence of this Agreement. A reference to an "Initial Member" means any of the Initial Members.

     1.20. "Involuntary Transfer' means, with respect to any Membership Interest, or any element thereof, any Transfer or Encumbrance, whether by operation of law, pursuant to court order, foreclosure of a security interest, execution of a judgment or other legal process, or otherwise, including a purported transfer to or from a trustee in bankruptcy, receiver, or assignee for the benefit of creditors.

     1.21. "Losses.  " See Article IV, Section 4.2.

     1.22. "Majority of Members" means a Member or Members whose Percentage Interests represent more than 50 percent of the Percentage Interests of all the Members.

     1.23. "Manager" or "Managers" means the Person(s) named as such in Article H or the Persons who from time to time succeed any Person as a Manager and who, in either case, are serving at the relevant time as a Manager.

     1.24. "Member" means an Initial Member or a Person who otherwise acquires a Membership Interest, as permitted under this Agreement, and who remains a Member.

     1.25. "Membership Interest" means a Member's rights in the Company, collectively, including the Member's Economic Interest, any right to Vote or participate in management, and any right to information concerning the business and affairs of the Company.

     1.26. "Notice" means a written notice required or permitted under this Agreement. A notice shall be deemed given or sent when deposited, as certified mail or for overnight delivery, postage and fees prepaid, in the United States mails; when delivered to Federal Express, United Parcel Service, DHL WorldWide Express, or Airborne Express, for overnight delivery, charges prepaid or charged to the sender's account; when personally delivered to the recipient; when transmitted by electronic means, and such transmission is electronically confirmed as having been successfully transmitted; or when delivered to the home or office of a recipient in the care of a person whom the sender has reason to believe will promptly communicate the notice to the recipient.

     1.27. "Percent of the Members" means the specified total of Percentage Interests of all the Members.

     1.28. "Percentage Interest" means a fraction, expressed as a percentage, the numerator of which is the total of a Member's Capital Account and the denominator of which is the total of all Capital Accounts of all Members.


     1.29. "Person" means an individual, partnership, limited partnership, trust, estate, association, corporation, limited liability company, or other entity, whether domestic or foreign.

     1.30. "Profits" and "Losses" are defined in Article IV, Section 4.2.

     1.31. "Proxy" has the meaning set forth in the first paragraph of Corp C 1001(ai). A Proxy may not be transmitted orally.

     1.32. "Regulations" ("Reg") means the income tax regulations promulgated by the United States Department of the Treasury and published in the Federal Register for the purpose of interpreting and applying the provisions of the Code, as such Regulations may be amended from time to time, including corresponding provisions of applicable successor regulations.

     1.33. "Reserves" means the aggregate of reserve accounts that the Manager, in the Manager's sole discretion, deems reasonably necessary to most accrued or contingent liabilities of the Company, reasonably anticipated operating expenses, and working capital requirements.

     1.34. "Successor in Interest" means an Assignee, a successor of a Person by merger or otherwise by operation of law, or a transferee of all or substantially all of the business or assets of a Person.

     1.35. "Tax Item" means each item of income, gain, loss, deduction, or credit of the Company.

     1.36. "Transfer" means, with respect to a Membership Interest or any element of a Membership interest, any sale, assignment, gift, Involuntary Transfer, Encumbrance, or other disposition of such a Membership Interest or any element of such Membership Interest, directly or indirectly, other than an Encumbrance that is expressly permitted under this Agreement.

     1.37. "Triggering Event" is defined in Article VIII, Section 8.4.

     1.38. "Vote" means a written consent or approval, a ballot cast at a meeting, or voice vote.

     1.39. "Voting Interest" means, with respect to a Member, the right to Vote or participate in management and any right to information concerning the business and affairs of the Company provided under the Act, except as limited by the provisions of this Agreement. A Member's Voting Interest shall be directly proportional to that Member's Percentage Interest.


                                  ARTICLE II

                           ARTICLES OF ORGANIZATION

     2.1 The Articles of Organization were filed with the California Secretary of State on August 25, 1997, File Number 101997237028. A copy of the Articles of Organization as filed is attached to this Agreement as Exhibit "A".

     2.2   The name of the Company is IMH/ICH Dove Street, LLC.

     2.3. The principal executive office of the Company shall be at 1401 Dove Street, Newport Beach, California, 92660, or such other place or places as may be determined by the Manager from time to time.

     2.4. The initial agent for service of process on the Company shall be Douglas S. Smith, whose address is 5 Hutton Centre Drive, Suite 600, Santa Ana, California 92707. The Managers may from time to time change the Company's agent for service of process.

     2.5 The Company will be formed for the purposes of engaging in the business of managing and operating the real property owned by the Company.

     2.6. The Members intend the Company to be a limited liability company under the Act. Neither the Manager nor any Member shall take any action inconsistent with the express intent of the parties to this Agreement.

     2.7. The term of existence of the Company shall commence on the effective date of filing of Articles of Organization with the California Secretary of State, and shall continue until August 25, 2047 unless sooner terminated by the provisions of this Agreement or as provided by law.

     2.8.  The names and addresses of the Initial Members are as follows:

     Imperial Credit Mortgage Holding, Inc.
     20371 Irvine Ave.
     Santa Ana Heights, CA 92707


     and


     IMH Commercial Holdings, Inc.
     20371 Irvine Ave.
     Santa Ana Heights, CA 92707

     2.9.  The Members shall be the Managers of the Company.



                                  ARTICLE III

                       CAPITAL AND CAPITAL CONTRIBUTIONS

     3.1. Each Member shall, contribute to the capital of the Company as the Member's initial Capital Contribution the money and property specified in Exhibit 'B'. If a Member fails to make the initial Capital Contributions specified in this Section within 30 days after the effective date of this Agreement, that Member's entire Membership Interest shall terminate, and that Member shall indemnify and hold the Company and the other Members harmless from any loss, cost, or expense, including reasonable attorney fees caused by the failure to make the initial Capital Contribution.

     3.2. The Manager may determine from time to time that Capital Contributions in addition to the Members' initial Capital Contributions are needed to enable the Company to conduct its business. On making such a determination, the Manager shall give notice to all Members in writing at least 90 days before the date on which such additional Capital Contribution is due. The Notice shall set forth the amount of additional Capital Contribution needed, the purpose for which it is needed, and the date by which the Members shall contribute. Each Member shall be required to make an additional Capital Contribution in an amount that bears the same proportion to the total additional Capital Contribution that such Member's Capital Account balance bears to the total Capital Account balances of all Members. No Member may voluntarily make any additional Capital Contribution.

     3.3 If a Member fails to make an additional Capital Contribution required under Section 3.2 above within 30 days after it is required to be made (a Defaulting Member), the Manager shall within five days after said failure notify each other Member (a Nondefaulting Member) in writing of the total amount of Defaulting Member Capital Contributions not made (the Additional Capital Shortfall), and shall specify a number of days within which each Nondefaulting Member may make an additional Capital Contribution, which shall not be less than an amount bearing the same ratio to the amount of Additional Capital Shortfall as the Nondefaulting Member's Capital Account balance bears to the total Capital Accounts of all Nondefaulting Members. If the total amount of Additional Capital Shortfall is not so contributed, the Manager may use any reasonable method to provide Members the opportunity to make additional Capital Contributions, until the Additional Capital Shortfall is as fully contributed as possible. Following the Nondefaulting Members' making of such additional Capital Contributions, each Member's Percentage Interest shall be adjusted to reflect the ratio that the Member's Capital Account bears to the total Capital Accounts of all of the Members.

     3.4. If a Member fails for 30 days to make an additional Capital Contribution required under Section 3.2 (a Defaulting Member): (a) The Defaulting Member shall indemnify and hold the Company and the other Members harmless from any loss, cost, or expense, including reasonable attorney fees caused by the failure to make the additional Capital Contribution. Such additional Capital Contributions that are not made by a Defaulting Member are referred to as Additional Capital Shortfall. A Member who makes the respective required additional Capital Contributions (Nondefaulting Member) shall have the right, but not the obligation, to advance an amount bearing the same ratio to the total amount of the Additional Capital Shortfall as a Nondefaulting Member's Capital Account bears to the total Capital Accounts of all Nondefaulting Members. A Member advancing an additional a Defaulting Member under this Section 3.4(a) shall: (1) be paid interest by the Defaulting Member on the amount of such advance at an annual rate, from the date of the advance until paid, equal to the floating rate of three percent (3%) over the prime rate charged by Imperial Bank or the highest rate permitted by applicable law, whichever rate is lower; and (2) receive all distributions that the Defaulting Member would otherwise be entitled to receive under the provisions of this Agreement as though the advances by the Nondefaulting Member were Capital Contributions made by such Nondefaulting Member, which distributions shall be applied first to attorneys' fees, costs, and expenses, if any; then to accrued and unpaid interest, and, finally, in reduction of the principal amount of such advance.

     The Defaulting Member grants any Nondefaulting Members who make advances to the Company in accordance with this Subsection 3.4(a) a security interest in the Defaulting Member's Membership Interest to secure the Defaulting Member's obligations under this Subsection 3.4(a). The Defaulting Member shall, within five days of written notice, execute any documents or instruments reasonably necessary to enable Nondefaulting Members who make advances hereunder to perfect the foregoing security interests. Each Member irrevocably appoints each other Member, and any one of them acting alone, as his, her, or its attorney-in-fact for the limited purpose of executing, on behalf of such Member, if such Member becomes a Defaulting Member, any of the foregoing documents or instruments.

     3.5 An individual Capital Account for each Member shall be maintained in accordance with the requirements of Reg 1.704-1(b)(2)(iv) and adjusted in accordance with the following provisions:

          (a) A Member's Capital Account shall be increased by that Member's Capital Contributions, that Member's share of Profits, and any items in the nature of income or gain that are specially allocated to that Member pursuant to Article IV.

          (b) A Member's Capital Account shall be increased by the amount of any Company liabilities assumed by that Member subject to and in accordance with the provisions of Reg 1.704-1(b)(2)(iv)(c).

          (c) A Member's Capital Account shall be decreased by (a) the amount of cash distributed to that Member; (b) the Fair Market Value of any property of the Company so distributed, net of liabilities secured by such distributed property that the distributes Member is considered to assume or to be subject to under IRC section 752; and (c) the amount of any items in the nature of expenses or losses that are specially allocated to that Member pursuant to Article IV.

          (d) A Member 's Capital Account shall be reduced by the Member's share of any expenditures of the Company described in IRC section 705(a)(2)(B) or which are treated as IRC section 705(a)(2)(B) expenditures pursuant to Reg section 1.704l(b)(2)(iv)(i) (including syndication expenses and losses nondeductible under IRC sections 267(a)(1) or 707(b)).

          (e) If any Economic Interest (or portion thereof) is transferred, the transferee of such Economic Interest or portion shall succeed to the transferor's Capital Account attributable to such interest or portion.

          (f) The principal amount of a promissory note that is not readily traded on an established securities market and that is contributed to the Company by the maker of the note shall not be included in the Capital Account of any Person until the Company makes a taxable disposition of the note or until (and to the extent) principal payments are made on the note, all in accordance with Reg section 1.704-1 (b)(2)(iv)(d)(2).

          (g) Each Member's Capital Account shall be increased or decreased as necessary to reflect a revaluation of the Company's property assets in accordance with the requirements of Reg sections 1.704-1(b)(2)(iv)(f) and 1.704-1(b)(2)(iv)(g), including the special rules under Reg section 1.701-1(b)(4), as applicable. The provisions of this Agreement respecting the maintenance of Capital Accounts are intended to comply with Reg section 1.704-1(b) and shall be interpreted and applied in a manner consistent with those Regulations.

     3.6. A Member shall not be entitled to withdraw any part of the Member's Capital Contribution or to receive any distributions, whether of money or property, from the Company except as provided in this Agreement.

     3.7 No interest shall be paid on Capital Contributions or on the balance of a Member's Capital Account.

     3.8 A Member shall not be bound by, or be personally liable for, the expenses, liabilities, or obligations of the Company except as otherwise provided in the Act or in this Agreement.

     3.9. Except as otherwise provided in this Agreement, no member shall have priority over any other Member with respect to the return of a Capital Contribution or distributions or allocations of income, gain, losses, deductions, credits, or items thereof.



                                  ARTICLE IV

                        ALLOCATIONS AND DISTRIBUTIONS

     4.1. The Profits and Losses of the Company and all items of Company income, gain, loss, deduction, or credit shall be allocated, for Company book purposes and for tax purposes, to a Member in accordance with the Member's Percentage Interest.

     4.2 As used in this Agreement, "Profits and Losses" means, for each fiscal year or other period specified in this Agreement, an amount equal to the Company's taxable income or loss for such year or period, determined in accordance with IRC section 703(a), including all Tax Items required to be stated separately pursuant to IRC section 703(a)(1), with the following adjustments:

          (a) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses shall be added to such taxable income or loss;

          (b) Any expenditures of the Company described in IRC section 705(a)(2)(B) or treated as IRC section 705(a)(2)(8) expenditures pursuant to Reg section 1.704-l(b)(2)(iv)(i) and not otherwise taken into account in computing Profits or Losses shall be subtracted from such taxable income or shall increase such loss;

     4.3. In any fiscal year of the Company, Profits in excess of Losses of the Company resulting from a Capital Event in that Fiscal Year shall be allocated to the Members in the following order:

          (a) To Members whose Adjusted Capital Contributions are in excess of their Capital Accounts, in proportion to those excesses, until all of those excesses have been eliminated. "Adjusted Capital Contributions" means, with respect to each Member, the excess of such Member's contribution to the capital of the Company over all prior distributions to the Member that have resulted from Capital Events.

          (b) Among the Members in the proportion that the Capital Contribution of each Member bears to the total Capital Contributions of all Members.

     4.4 In any fiscal year of the Company, Losses in excess of Profits of the Company, resulting from a Capital Event in that fiscal year, shall be allocated to the Members with positive Capital Accounts, in proportion to their positive Capital Account balances, until no Member has a positive Capital Account. For this purpose, Capital Accounts shall be reduced by the adjustments set forth in Reg sections 1.704-1(b)(2)(ii)(d)(4), (5), and
     (6).

     4.5. Any unrealized appreciation or unrealized depreciation in the values of Company property distributed in kind to Members shall be deemed to be Profits or Losses realized by the Company immediately prior to the distribution of the property and such Profits or Losses shall be allocated to the Capital Accounts in the same proportions as Profits are allocated under Section 4. 1. Any property so distributed shall be treated as a distribution to the Members to the extent of the Fair Market Value of the property, less the amount of any liability secured by and related to the property. Nothing contained in this Agreement is intended to treat or cause such distributions to be treated as sales for value. For the purposes of this
     Section 4.5 "unrealized appreciation" or "unrealized depreciation" shall mean the difference between the Fair Market Value of such property and the Company's federal adjusted tax basis for such property.

     4.6. In the case of a Transfer of an Economic Interest during any fiscal year of the Company, the Assigning Member and Assignee shall each be allocated Profits or Losses based on the number of days each held the Economic Interest during that fiscal year. If the Assigning Member and Assignee agree to a different proration and advise the Manager of the agreed proration before the date of the Transfer, Profits or Losses from a Capital Event during that fiscal year shall be allocated to the holder of the Interest on the day such Capital Event occurred. If an Assignee makes a subsequent Assignment, said Assignee shall be considered an "Assigning Member" with respect to the subsequent Assignee for purposes of the aforesaid allocations.

     4.7. It is the intent of the Members that each Member's allocated share of Company Tax Items be determined in accordance with this Agreement to the fullest extent permitted by IRC sections 704(b) and 704(c).
     Notwithstanding anything to the contrary contained in this Agreement, if the Company is advised that, as a result of the adoption of new or amended regulations pursuant to IRC sections 704(b) and 704(c), or the issuance of authorized interpretations, the allocations provided in this Agreement are unlikely to be respected for federal income tax purposes, the Manager is hereby granted the power to amend the allocation provisions of this Agreement, on advice of accountants and legal counsel, to the minimum extent necessary to cause such allocation provisions to be respected for federal income tax purposes.

     4.8. All available cash, other than revenues or proceeds from a Capital Event or the dissolution of the Company, shall be distributed among the Members in the same manner as Profits. The parties intend that Available Cash shall be distributed as soon as practicable following the Manager's determination that such cash is available for distribution. The parties acknowledge that no assurances can be given with respect to when or whether said cash will be available for distributions to the Members.

     4.9. All Available Cash resulting from a Capital Event (as distinguished from normal business operations or the dissolution of the Company) shall be distributed to the Members in accordance with their respective Percentage Interests as soon as practicable following the Manager's determination that such cash is available for distribution.

     4.10. If the proceeds from a sale or other disposition of an item of Company property consist of property other than cash, the value of that property shall be as determined by the Manager. If such noncash proceeds are subsequently reduced to cash, such cash shall be taken into account by the Manager in determining Available Cash and the Manager shall determine whether such cash has resulted from operations or from a Capital Event.

     4.11. Notwithstanding any other provisions of this Agreement to the contrary, when there is a distribution in liquidation of the Company, or when any Member's interest is liquidated, all items of income and loss first shall be allocated to the Members' Capital Accounts under this
     Article IV, and other credits and deductions to the Members' Capital Accounts shall be made before the final distribution is made. The final distribution to the Members shall be made as provided in Article IX,
     Section 9.2(d) of this Agreement.  The provisions of this Section 4. 11 and
     Article IX, Section 9.2(d) shall be construed in accordance with the requirements of Reg section 1.704-1(b)(2)(ii)(b)(2).


                                   ARTICLE V

                                  MANAGEMENT

     5.1. The business of the Company shall be managed by all the Members. A Member shall be a Manager only during the time the Member is a Member of the Company. AU decisions concerning the management of the Company's business shall be made by the Vote of a Majority of Members.

     5.2. Each manager shall serve until the earlier of (1) the Manager's resignation; (2) the Manager's removal by the Members; and (3) the expiration of the Manager's term as Manager, if a term has been designated by a Majority of Members. A new Manager shall be appointed by a Majority of Members on the occurrence of any of the foregoing events.

     5.3. Each Manager shall be appointed by a Majority of Members for (a) a term expiring with the appointment of a successor, or (b) a term expiring at a definite time specified by a Majority of Members in connection with such an appointment. A Manager who is not also a Member may be removed with or without cause at any time by action of a Majority of Members. A Manager who is a Member may be removed only on the Vote of all other Members and the execution and filing of a Certificate of Amendment of the Articles of Organization of the Company in conformity with Corp C section 17054, if necessary, to provide that the Company is to be managed by managers.

     5.4. The Managers shall be the chief executive officers of the Company and shall have the powers and duties described in Section 5.8 hereof and such other powers and duties as may be prescribed in this Agreement or by the Members. Notwithstanding the foregoing, the Manager shall not take any of the following actions on behalf of the Company unless all Members has consented to the taking of such action:

          (a) Any act that would make it impossible to carry on the ordinary business of the Company;

          (b) Any confession of a judgment against the Company;

          (c)  The dissolution of the Company;

          (d) The disposition of all or a substantial part of the Company's assets not in the ordinary course of business;

          (e) The incurring of any debt not in the ordinary course of business; A change in the nature of the principal business of the Company;

          (g) The incurring of any contractual obligation or the making of any capital expenditure with a total cost of more than $100,000.00;

          (h) The filing of a petition in bankruptcy or the entering into of an arrangement among creditors; and

          (i) The entering into, on behalf of the Company, of any transaction constituting a "reorganization" within the meaning of Corp C 17600.

     5.5. Actions of the Managers shall be taken at meetings or as otherwise provided in this Section 5.5 by a majority. No regular meetings of the Managers need be held. The President or any two Managers may call a meeting of the Managers by giving Notice of the time and place of the meeting at least 48 hours prior to the time of the holding of the meeting. The Notice need not specify the purpose of the meeting, nor the location if the meeting is to be held at the principal executive office of the Company.

          A majority of Managers shall constitute a quorum for the transaction of business at any meeting of the Managers. The transactions of the Managers at any meeting, however called or noticed, or wherever held, shall be as valid as though transacted at a meeting duly held after call and notice if a quorum is present and if, either before or after the meeting, each Manager not present signs a written waiver of notice or a consent to the holding of such meeting or an approval of the minutes of such meeting.

          Any action required or permitted to be taken by the Managers under this Agreement may be taken without a meeting if a majority of the Managers individually or collectively consent in writing to such action.

          Managers may participate in the meeting through the use of a conference telephone or similar communications equipment, provided that all Managers participating in the meeting can hear one another.

          The Managers shall keep or cause to be kept with the books and records of the Company full and accurate minutes of all meetings, notices and waivers of notices of meetings, and all written consents to actions of the Managers.

     5.6. It is acknowledged that the Manager has other business interests to which the Manager devotes part of the Manager's time. The Manager shall devote such time to the conduct of the business of the Company as the Manager, in the Manager's own good faith and discretion, deems necessary.

     5.7. The Manager shall be entitled to compensation for the Manager's services as determined by the Members, and to reimbursement for all expenses reasonably incurred by the Manager in the performance of the Manager's duties.

     5.8 The Company shall have a President, who shall be a Manager. The President shall have general supervision of the business and affairs of the Company, shall preside at all meetings of Members and of Managers, and shall have such other powers and duties usually vested in a president. A Majority of the Members may provide for additional officers of the Company, may alter the powers and duties of the President, and shall establish the powers and duties of all other officers and the compensation of all company officers.

     5.9. The Manager shall cause all assets of the Company, whether real or personal, to be held in the name of the Company.

     5.10. All funds of the Company shall be deposited in one or more accounts with one or more recognized financial institutions in the name of the Company, at such locations as shall be determined by the Manager. Withdrawal from such accounts shall require only the signature of the Manager or such other person or persons as the Manager may designate.


                                  ARTICLE VI

                            ACCOUNTS AND ACCOUNTING

     6.1. Complete books of account of the Company's business, in which each Company transaction shall be fully and accurately entered, shall be kept at the Company's principal executive office and at such other locations as the Manager shall determine from time to time and shall be open to inspection and copying on reasonable Notice by any Member or the Member's authorized representatives during normal business hours. The costs of such inspection and copying shall be borne by the Member.

     6.2. Financial books and records of the Company shall be kept on the accrual/cash method of accounting, which shall be the method of accounting followed by the Company for federal income tax purposes. The financial statements of the Company shall be prepared in accordance with generally accepted accounting principles and shall be appropriate and adequate for the Company's business and for carrying out the provisions of this Agreement. The fiscal year of the Company shall be January 1 through December 31.

     6.3. At all times during the term of existence of the Company, and beyond that term if the Manager deems it necessary, the Manager shall keep or cause to be kept the books of account referred to in Section 6.2, together with:

          (a) A current list of the full name and last known business or residence address of each Member, together with the Capital Contribution and the share in Profits and Losses of each Member;

          (b) A current list of the full name and business or residence address of each Manager;

          (c) A copy of the Articles of Organization, as amended;

          (d) Copies of the Company's federal, state, and local income tax or information returns and reports, if any, for the six most recent taxable years;

          (e) An original executed copy or counterparts of this Agreement, as amended;

          (f) Any powers of attorney under which the Articles of Organization or any amendments to said articles were executed;

          (g) Financial statements of the Company for the six most recent fiscal years; and

          (h) The books and Records of the Company as they relate to the Company's internal affairs for the current and past four fiscal years.

          If the Manager deems that any of the foregoing items shall be kept beyond the term of existence of the Company, the repository of said items shall be as designated by the Manager.

     6.4 All Members shall receive not less frequently than at the end of each calendar quarter, copies of such financial statements regarding the previous calendar quarter, as may be prepared in the ordinary course of business, by the Manager or accountants selected by the Manager. The Manager shall deliver to each Member, within 120 days after the end of the fiscal year of the Company, a financial statement that shall include:

          (a) A balance sheet and income statement, and a statement of changes in the financial position of the Company as of the close of the fiscal year;

          (b) A statement showing the Capital Account of each Member as of the close of the fiscal year and the distributions, if any, made to each Member during the fiscal year. Members representing at least 30 percent of the Members, by number, may request interim balance sheets and income statements, and may, at their own discretion and expense, obtain an audit of the Company books, by certified public accountants selected by them; provided, however, that not more than one such audit shall be made during any fiscal year of the Company.

     6.5. Within 90 days after the end of each taxable year of the Company the Manager shall send to each of the Members all information necessary for the Members to complete their federal and state income tax or information returns and a copy of the Company's federal, state, and local income tax or information returns for such year.


                                  ARTICLE VII

                    MEMBERSHIP MEETINGS, VOTING, INDEMNITY

     7.1. There shall be only one class of membership and no Member shall have any rights or preferences in addition to or different from those possessed by any other Member except as specifically provided for in

     Article IV. Members shall have the right and power to appoint, remove, and replace Managers and officers of the Company and the right to Vote on all other matters with respect to which this Agreement or the Act requires or permits such Member action. Each Member shall Vote in proportion to the Member's Percentage Interest as of the governing record date, determined in accordance with Section 7.2. If a Member has assigned all or part of the Member's Economic Interest to a person who has not been admitted as a Member, the Assigning Member shall Vote in proportion to the Percentage Interest that the Assigning Member would have had, if the assignment had not been made.

          Without limiting the foregoing, all of the following acts shall require the unanimous Vote of the Members:

          (a) A decision to continue the business of the Company after any event mentioned in Article IX, Section 9. 1;

          (b) The Transfer of a Membership Interest and the admission of the Assignee as a Member of the Company;

          (c) Any amendment of the articles of organization or this Agreement;
          and

          (d) A compromise of the obligation of a Member to make a Capital Contribution under Article III.

     7.2. The record date for determining the Members entitled to receive Notice of any meeting, to Vote, to receive any distribution, or to exercise any right in respect of any other lawful action, shall be the date set by the Manager or by a Majority of Members; provided that such record date shall not be more than 60, or less than ten calendar days prior to the date of the meeting and not more than 60 calendar days prior to any other action. In the absence of any action setting a record date, the record date shall be determined in accordance with Corp C section 17104(k).

     7.3. The Company may, but shall not be required, to issue certificates evidencing membership Interests (Membership Interest Certificates) to Members of the Company. Once Membership Interest Certificates have been issued, they shall continue to be issued as necessary to reflect current Membership Interests held by Members. Membership Interest Certificates shall be in such form as may be approved by the Manager, shall be manually signed by the Manager, and shall bear conspicuous legends evidencing the restrictions on Transfer and the purchase rights of the Company and Members set forth in Article VIII. All issuances, reissuances, exchanges, and other transactions in Membership Interests involving Members shall be recorded in a permanent ledger as part of the books and records of the Company.

     7.4. Meetings of the Members may be called at any time by the Manager, or by Members representing more than 10 percent of the Interests of the Members for the purpose of addressing any matters on which the Members may Vote. If a meeting of the Members is called by the Members, Notice of the call shall be delivered to the Manager. Meetings may be held at the principal executive office of the Company or at such other location as may be designated by the Manager. Following the call of a meeting, the Manager shall give Notice of the meeting not less than ten, or more than 60 calendar days prior to the date of the meeting to all Members entitled to Vote at the meeting. The Notice shall state the place, date, and hour of the meeting and the general nature of business to be transacted. No other business may be transacted at the meeting. A quorum at any meeting of Members shall consist of a Majority of Members, represented in person or by Proxy. The Members present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of a sufficient number of Members to leave less than a quorum, if the action taken, other than adjournment, is approved by the requisite Percentage of Members as specified in this Agreement or the Act.

     7.5. A meeting of Members at which a quorum is present may be adjourned to another time or place and any business which might have been transacted at the original meeting may be transacted at the adjourned meeting. If a quorum is not present at an original meeting, that meeting may be adjourned by the Vote of a majority of Voting Interests represented either in person or by Proxy. Notice of the adjourned meeting need not be given to Members entitled to Notice it the time and place of the adjourned meeting are announced at the meeting at which the adjournment is taken, unless (a) the adjournment is for more than 45 days, or (b) after the adjournment, a new record date is fixed for the adjourned meeting. in the situations described in clauses (a) and (b), Notice of the adjourned meeting shall be given to each Member of record entitled to Vote at the adjourned meeting

     7.6. The transactions of any meeting of Members, however called and noticed, and wherever held, shall be as valid as though consummated at a meeting duly held after regular call and notice, it (a) a quorum is present at that meeting, either in person or by Proxy, and (b) either before or after the meeting, each of the persons entitled to Vote, not present in person or by Proxy, signs either a written waiver of notice, a consent to the holding of the meeting, or an approval of the minutes of the meeting. Attendance of a Member at a meeting shall constitute waiver of notice, unless that Member objects, at the beginning of the meeting, to the transaction of any business on the ground that the meeting was not lawfully called or convened. Attendance at a meeting is not a waiver of any right to object to the consideration of matters required to be described in the notice of the meeting and not so included, if the objection is expressly made at the meeting.

     7.7. At all meetings of Members, a Member may Vote in person or by Proxy. Such Proxy shall be filed with the Manager before or at the time of the meeting, and may be filed by facsimile transmission to the Manager at the principal executive office of the Company or such other address as may be given by the Manager to the Members for such purposes.

     7.8. Members may participate in a meeting through use of conference telephone or similar communications equipment, provided that all Members participating in such meeting can hear one another. Such participation shall be deemed attendance at the meeting.

     7.9. Any action that may be taken at any meeting of the Members may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by Members having not less than the minimum number of Votes that would be necessary to authorize or take that action at a meeting at which all Members entitled to Vote thereon were present and voted. If the Members are requested to consent to a matter without a meeting, each Member shall be given notice of the matter to be voted upon in the manner described in Section 7.4. Any action taken without a meeting shall be effective when the required minimum number of Votes have been received. Prompt Notice of the action taken shall be given to all Members who have not consented to the action.

     7.10. No Member acting solely in the capacity of a Member is an agent of the Company, nor can any Member acting solely in the capacity of a Member bind the Company or execute any instrument on behalf of the Company. Accordingly, each Member shall indemnify, defend, and save harmless each other Member and the Company from and against any and all loss, cost, expense, liability or damage arising from or out of any claim based upon any action by such Member in contravention of the first sentence of this
     Section 7. 10.


                                 ARTICLE VIII

                      TRANSFERS OF MEMBERSHIP INTERESTS

     8.1. A Member may withdraw from the Company at any time by giving Notice of withdrawal to all other Members at least 180 calendar days before the effective date of withdrawal. Withdrawal shall not release a Member from any obligations and liabilities under this Agreement accrued or incurred before the effective date of withdrawal. A withdrawing Member shall divest the Member's entire Membership Interest before the effective date of withdrawal in accordance with and subject to the provisions of this Article VIII.

     8.2. Except as expressly provided in this Agreement, a Member shall not transfer any part of the Member's Membership Interest in the Company, whether now owned or later acquired, unless (a) the other Members unanimously approve the transferee's admission to the Company as a Member upon such Transfer, which approval shall be given or withheld by each Member in its sole and absolute discretion, and (b) the Membership Interest to be transferred, when added to the total of all other Membership Interests transferred in the preceding 12 months, will not cause the termination of the Company under the Code. No Member may Encumber or permit or suffer any Encumbrance of all or any part of the Member's Membership Interest in the Company unless such Encumbrance has been approved in writing by the Manager. Such approval may be granted or withheld in the Manager's sole discretion. Any Transfer or Encumbrance of a Membership Interest without such approval shall be void. Notwithstanding any other provision of this Agreement to the contrary, a Member who is a natural person may transfer all or any portion of his or her Membership Interest to any revocable trust created for the benefit of the Member, or any combination between or among the Member, the Member's spouse, and the Member's issue; provided that the Member retains a beneficial interest in the trust and all of the Voting Interest included in such Membership Interest. A Transfer of a Member's beneficial interest in such trust, or failure to retain such Voting Interest, shall be deemed a Transfer of a Membership Interest.

     8.3. If a Member wishes to transfer any or all of the Member's Membership Interest in the Company pursuant to a Bona Fide Offer (as defined below), the Member shall give Notice to all other Members at least 30 days in advance of the proposed sale or Transfer, indicating the terms of the Bona Fide Offer and the identity of the offeror. The Company and the other Members shall have the option to purchase the Membership Interest proposed to be transferred at the price and on the terms provided in this Agreement. If the price for the Membership Interest is other than cash, the fair value in dollars of the price shall be as established in good faith by the Company. For purposes of this Agreement, "Bona Fide Offer" means an offer in writing setting forth all relevant terms and conditions of purchase from an offeror who is ready, willing, and able to consummate the purchase and who is not an Affiliate of the selling Member. For 30 days after the Notice is given, the Company shall have the right to purchase the Membership Interest offered, on the terms stated in the Notice, for the lesser of (a) the price stated in the Notice (or the price plus the dollar value of noncash consideration, as the case may be) and (b) the price determined under the appraisal procedures set forth in Section 8.8.

          If the Company does not exercise the right to purchase all of the Membership Interest, then, with respect to the portion of the Membership Interest that the Company does not elect to purchase, that right shall be given to the other Members for an additional 30-day period, beginning on the day that the Company's right to purchase expires. Each of the other Members shall have the right to purchase, on the same terms, a part of the interest of the offering Member in the proportion that the Member's Percentage Interest bears to the total Percentage Interests of all of the Members who choose to participate in the purchase; provided, however, that the Company and the participating Members may not, in the aggregate, purchase less than the entire interest to be sold by the offering Member.

          If the Company and the other Members do not exercise their rights to purchase all of the Membership Interest, the offering Member may, within 90 days from the date the Notice is given and on the terms and conditions stated in the Notice, sell or exchange that Membership Interest to the offeror named in the Notice. Unless the requirements of Section 8.2 are met, the offeror under this section shall become an Assignee, and shall be entitled to receive only the share of Profits or other compensation by way of income and the return of Capital Contribution to which the assigning Member would have been entitled.

     8.4. On the happening of any of the following events (Triggering Events) with respect to a Member, the Company and the other Members shall have the option to purchase the Membership Interest in the Company of such Member (Selling Member) at the price and on the terms provided in Section 8.7 of this Agreement:

          (a) The bankruptcy or withdrawal of a Member, or the winding up and dissolution of a corporate Member, or merger or other corporate reorganization of a corporate Member as a result of which the corporate Member does not survive as an entity; provided that the remaining Members have elected to continue the business of the Company as provided in Article IX, Section 9. l (a).

          (b) The occurrence of any other event that is, or that would cause, a Transfer in contravention of this Agreement.

          Each member agrees to promptly give Notice of a Triggering Event to all other Members. 8.5. On the receipt of Notice by the Manager and the other Members as contemplated by Sections 8.1 or 8.3, and on receipt of actual notice of any Triggering Event as determined in good faith by the Manager, the Company shall have the option, for a period ending 30 calendar days following the determination of the purchase price as provided in
     Section 8.8, to purchase the Membership Interest in the Company to which the option relates, at the price and on the terms set forth in Section 8.7 of this Agreement, and the other Members, pro rata in accordance with their prior Membership Interests in the Company, shall then have the option, for a period of 30 days thereafter, to purchase the Membership Interest in the Company not purchased by the Company, on the same terms and conditions as apply to the Company. If all other Members do not elect to purchase the entire remaining Membership Interest in the Company, then the Members electing to purchase shall have the right, pro rata in accordance with their prior Membership Interest in the Company, to purchase the additional Membership Interest in the Company available for purchase. The transferee of the Membership Interest in the Company that is not purchased shall hold such Membership Interest in the Company subject to all of the provisions of this Agreement.

     8.6 Neither the Member whose interest is subject to purchase under this Article, nor such Member's Affiliate, shall participate in any Vote or discussion of any matter pertaining to the disposition of the Member's Membership Interest in the Company under this Agreement.

     8.7. The purchase price of the Membership Interest that is the subject of an option under Section 8.5 shall be the "Fair Option Price" of the interest as determined under this Section 8.7. "Fair Option Price" means the cash price that a willing buyer would pay to a willing seller when neither is acting under compulsion and when both have reasonable knowledge of the relevant facts on the date the option is first execrable (the Option
     Date). Each of the selling and purchasing parties shall use his, her, or its best efforts to mutually agree upon the Fair Option Price. If the parties are unable to so agree within 30 days of the Option Date, the selling party shall appoint, within 40 days of the Option Date, one appraiser, and the purchasing party shall appoint within 40 days of the Option Date, one appraiser. The two appraisers shall within a period of five additional days, agree upon and appoint an additional appraiser. The three appraisers shall, within 60 days after the appointment of the third appraiser, determine the Fair Option Price of the Membership Interest in writing and submit their report to all the parties.

          The Fair Option Price shall be determined by disregarding the appraiser's valuation that diverges the greatest from each of the other two appraisers' valuations, and the arithmetic mean of the remaining two appraisers' valuations shall be the Fair Option Price. Each purchasing party shall pay for the services of the appraiser selected by it, plus one half of the fee charged by the third appraiser, and one half of all other costs relating to the determination of Fair Option Price. The Fair Option Price as so determined shall be payable in cash.

     8.8. Except as expressly permitted under Section 8.2, a prospective transferee (other than an existing Member) of a Membership Interest may be admitted as a Member with respect to such Membership Interest (Substituted Member) only (a) on the unanimous Vote of the other Members in favor of the prospective transferee's admission as a Member, which approval shall be given or withheld by each Member in its sole and absolute discretion, and
     (b) on such prospective transferee executing a counterpart of this Agreement as a party hereto. Any prospective transferee of a Membership Interest shall be deemed an Assignee, and, therefore, the owner of only an Economic Interest until such prospective transferee has been admitted as a Substituted Member. Except as otherwise permitted in the Act, any such Assignee shall be entitled only to receive allocations and distributions under this Agreement with respect to such Membership Interest and shall have no right to Vote or exercise any rights of a Member until such Assignee has been admitted as a Substituted Member. Until the Assignee becomes a Substituted Member, the Assigning Member will continue to be a Member and to have the power to exercise any rights and powers of a Member under this Agreement, including the right to Vote in proportion to the Percentage Interest that the Assigning Member would have had in the event that the assignment had not been made.

     8.9 Any person admitted to the Company as a Substituted Member shall be subject to all the provisions of this Agreement that apply to the Member from whom the Membership Interest was assigned, provided, however, that the assigning Member shall not be released from liabilities as a Member solely as a result of the assignment, both with respect to obligations to the Company and to third parties, incurred prior to the assignment.

     8.10. The initial sale of Membership Interests in the Company to the Initial Members has not been qualified or registered under the securities laws of any state, including California, or registered under the Securities Act of 1933, in reliance upon exemptions from the registration provisions of those laws. Notwithstanding any other provision of this Agreement, Membership Interests may not be Transferred unless registered or qualified under applicable state and federal securities law unless, in the opinion of legal counsel satisfactory to the Company, such qualification or registration is not required. The Member who desires to transfer a Membership Interest shall be responsible for all legal fees incurred in connection with said opinion.


                                  ARTICLE IX

                          DISSOLUTION AND WINDING UP

     9.1. The Company shall be dissolved upon the first to occur of the following events:

          (a) The bankruptcy, withdrawal, or dissolution of a Member, provided, however, that the remaining Members may by the Vote of a Majority of Members within 90 days of the happening of that event Vote to continue the business of the Company, in which case, the Company shall not dissolve. If the remaining Members fail to so Vote, the remaining Members shall wind up the Company. For purposes of this Paragraph
          (a), in determining a Majority of Members, the Percentage Interest of the Member who has died, become incapacitated, withdrawn, or who has become bankrupt or dissolved shall not be taken into account.

          (b) The expiration of the term of existence of the Company.

          (c) The written agreement of all Members to dissolve the Company.

          (d) The sale or other disposition of substantially all of the Company's assets.

          (e) Entry of a decree of judicial dissolution under Corp C section 17351.

     9.2. On the dissolution of the Company, the Company shall engage in no further business other than that necessary to wind up the business and affairs of the Company. The Managers who have not wrongfully dissolved the Company or, if there is no such Manager, the Members, shall wind up the affairs of the Company. The Delegates winding up the affairs of the Company shall give Notice of the commencement of winding up by mail to all known creditors and claimants against the Company whose addresses appear in the records of the Company. After paying or adequately providing for the payment of all known debts of the Company (except debts owing to Members), the remaining assets of the Company shall be distributed or applied in the following order:

          (a) To pay the expenses of liquidation.

          (b) To the establishment of reasonable reserves by the Delegate for contingent liabilities or obligations of the Company. Upon the Delegate's determination that such reserves are no longer necessary, said reserves shall be distributed as provided in this Section 9.2. -

           (c) To repay outstanding loans to Members. If there are insufficient funds to pay such loans in full, each Member shall be repaid in the ratio that the Member's loan, together with interest accrued and unpaid thereon, bears to the total of all such loans from Members, including all interest accrued and unpaid thereon. Such repayment shall first be credited to unpaid principal and the remainder shall be credited to accrued and unpaid interest.

           (d) Among the Members with Positive Capital Account Balances as provided in Article IV.

     9.3. Each Member shall look solely to the assets of the Company for the return of the Member's investment, and if the Company property remaining after the payment or discharge of the debts and liabilities of the Company is insufficient to return the investment of each Member, such Member shall have no recourse against any other Members for indemnification, contribution, or reimbursement, except as specifically provided in this Agreement.


                                   ARTICLE X

                        INDEMNIFICATION AND ARBITRATION

     10.1. The Company shall have the power to indemnify any Person who was or is a party, or who is threatened to be made a party, to any Proceeding by reason of the fact that such Person was or is a Member, Manager, officer, employee, or other agent of the Company, or was or is serving at the request of the Company as a director, officer, employee, or other Agent of another limited liability company, corporation, partnership, joint venture, trust, or other enterprise, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred by such Person in connection with such proceeding, if such Person acted in good faith and in a manner that such Person reasonably believed to be in the best interests of the Company, and, in the case of a criminal proceeding, such Person had no reasonable cause to believe that the Person's conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contenders or its equivalent, shall not, of itself, create a presumption that the Person did not act in good faith and in a manner that such Person reasonably believed to be in the best interests of the Company, or that the Person had reasonable cause to believe that the Person's conduct was unlawful. To the extent that an agent of the Company has been successful on the merits in defense of any Proceeding, or in defense of any claim, issue, or matter in any such Proceeding, the agent shall be indemnified against expenses actually and reasonably incurred in connection with the Proceeding. In all other cases, indemnification shall be provided by the Company only if authorized in the specific case by a Majority of Members.

          "Agent," as used in this Section 10.1, shall include a trustee or other fiduciary of a plan, trust, or other entity or arrangement described in Corp C section 207(f).

          "Proceeding," as used in this Section 10.1, means any threatened, pending, or completed action or proceeding, whether civil, criminal, administrative, or investigative.

          Expenses of each Person indemnified under this Agreement actually and reasonably incurred in connection with the defense or settlement of a proceeding may be paid by the Company in advance of the final disposition of such proceeding, as authorized by the Managers who are not seeking indemnification or, if there are none, by a Majority of the Members, upon receipt of an undertaking by such Person to repay such amount unless it shall ultimately be determined that such Person is entitled to be indemnified by the Company. "Expenses," as used in this Section 10.1, includes, without limitation, attorney fees and expenses of establishing a right to indemnification, if any, under this Section 10. 1

     10.2. Any action to enforce or interpret this Agreement, or to resolve disputes with respect to this Agreement as between the Company and a Member, or between or among the Members, shall be settled by arbitration in accordance with the rules of the American Arbitration Association. Arbitration shall be the exclusive dispute resolution process in the State of California, but arbitration shall be a nonexclusive process elsewhere. Any party may commence arbitration by sending a written demand for arbitration to the other parties. Such demand shall set forth the nature of the matter to be resolved by arbitration. The Manager shall select the place of arbitration. The substantive law of the State of California shall be applied by the arbitrator to the resolution of the dispute. The parties shall share equally all initial costs of arbitration. The prevailing party shall be entitled to reimbursement of attorney fees, costs, and expenses incurred in connection with the arbitration. AR decisions of the arbitrator shall be final, binding, and conclusive on all parties. Judgment may be entered upon any such decision in accordance with applicable law in any court having jurisdiction thereof. The arbitrator (if permitted under applicable law) or such court may issue a writ of execution to enforce the arbitrator's decision.


                                  ARTICLE XI

                          ATTORNEY-IN-FACT AND AGENT

     11.1. Each Member, by execution of this Agreement, irrevocably constitutes and appoints each Manager and any of them acting alone as such Member's true and lawful attorney-in-fact and agent, with full power and authority in such Member's name, place, and stead to execute, acknowledge, and deliver, and to file or record in any appropriate public office: (a) any certificate or other instrument that may be necessary, desirable, or appropriate to qualify the Company as a limited liability company or to transact business as such in any jurisdiction in which the Company conducts business; (b) any certificate or amendment to the Company's articles of organization or to any certificate or other instrument that may be necessary, desirable, or appropriate to reflect an amendment approved by the Members in accordance with the provisions of this Agreement; (c) any certificates or instruments that may be necessary, desirable, or appropriate to reflect the dissolution and winding up of the Company; and
     (d) any certificates necessary to comply with the provisions of this Agreement. This power of attorney will be deemed to be coupled with an interest and 'will survive the Transfer of the Member's Economic Interest. Notwithstanding the existence of this power of attorney, each Member agrees to join in the execution, acknowledgment, and delivery of the instruments referred to above if requested to do so by a Manager. This power of attorney is a limited power of attorney and does not authorize any Manager to act on behalf of a Member except as described in this Article XI.


                                  ARTICLE XII


                              GENERAL PROVISIONS


     12.1. This Agreement constitutes the whole and entire agreement of the parties with respect to the subject matter of this Agreement, and it shall not be modified or amended in any respect except by a written instrument executed by all the parties. This Agreement replaces and supersedes all prior written and oral agreements by and among the Members and Managers or any of them.

     12.2. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     12.3. This Agreement shall be construed and enforced in accordance with the internal laws of the State of California. If any provision of this Agreement is determined by any court of competent jurisdiction or arbitrator to be invalid, illegal, or unenforceable to any extent, that provision shall, if possible, be construed as though more narrowly drawn, if a narrower construction would avoid such invalidity, illegality, or unenforceability or, if that is not possible, such provision shall, to the extent of such invalidity, illegality, or unenforceability, be severed, and the remaining provisions of this Agreement shall remain in effect.

     12.4. This Agreement shall be binding on and inure to the benefit of the parties and their heirs, personal representatives, and permitted successors and assigns

     12.5. Whenever used in this Agreement, the singular shall include the plural and the plural shall include the singular, and the neuter gender shall include the male and female as well as a trust, firm, company, or corporation, all as the context and meaning of this Agreement may require.

     12.6. The parties to this Agreement shall promptly execute and deliver any and all additional documents, instruments, notices, and other assurances, and shall do any and all other acts and things, reasonably necessary in connection with the performance of their respective obligations under this Agreement and to carry out the intent of the parties.

     12.7. Except as provided in this Agreement, no provision of this Agreement shall be construed to limit in any manner the Members in the carrying on of their own respective businesses or activities.

     12.8. Except as provided in this Agreement, no provision of this Agreement shall be construed to constitute a Member, in the Member's capacity as such, the agent of any other Member.

     12.9. Each Member represents and warrants to the other Members that the Member has the capacity and authority to enter into this Agreement.

     12.10. The article, section, and paragraph titles and headings contained in this Agreement are inserted as matter of convenience and for ease of reference only and shall be disregarded for all other purposes, including the construction or enforcement of this Agreement or any of its provisions.

     12.11. This Agreement may be altered, amended, or repealed only by a writing signed by all of the Members.

     12.12. Time is of the essence of every provision of this Agreement that specifies a time for performance.

     12.13. This Agreement is made solely for the benefit of the parties to this Agreement and their respective permitted successors and assigns, and no other person or entity shall have or acquire any right by virtue of this Agreement.

     IN WITNESS WHEREOF, the parties have executed or caused to be executed this Agreement on the day and year first above written.


IMPERIAL CREDIT
MORTGAGE HOLDING, INC.


by:      /s/ Joseph R. Tomkinson
   -------------------------------
       JOSEPH R. TOMKINSON, CEO



IMH COMMERCIAL
HOLDINGS, INC.

by:      /s/ William S. Ashmore
   --------------------------------
   WILLIAM S. ASHMORE, President

                                  EXHIBIT "A"



RECORDING REQUESTED BY AND

  WHEN RECORDED MAIL TO:



                                        SPACE ABOVE THIS LINE FOR RECORDER'S USE

================================================================================



                                 State of California               [SEAL]


                                  Bill Jones

                              Secretary of State
                                  SACRAMENTO



       I, BILL JONES, Secretary of State of California., hereby certify:



That the annexed transcript of 1 page(s) was prepared by and in this office from the record on file, of which it purports to be a copy, and that it is full, true and correct.



                                           IN WITNESS WHEREOF, I execute this
                                             certificate and affix the Great
                                             Seal of the State of California

[SEAL]

                                                       AUG 26 1997
                                           ----------------------------------
                                                       /s/ Bill Jones


                                           Secretary of State



SEC STATE FORM LP-222A (Rev 5/95)

[SEAL]

                              State of California

                                  Bill Jones

                              Secretary of State

                                                                           LLC-1



                           LIMITED LIABILITY COMPANY
                           ARTICLES OF ORGANIZATION


         IMPORTANT - Read the instructions before completing the form.
         ---------
     This document is presented for filing pursuant to Section 17050 of the
                         California Corporations Code.
--------------------------------------------------------------------------------


1. Limited liability company name:

                            IMH/ICH DOVE STREET, LLC
                                         -----------
--------------------------------------------------------------------------------

2. Latest date (month/day/year) on which the limited liability company is to dissolve:

                                AUGUST 25, 2047
--------------------------------------------------------------------------------

3. The purpose of the limited liability company is to engage in any lawful act or activity for which a limited liability company may be organized under the Beverly-Killea Limited Liability Company Act.
--------------------------------------------------------------------------------

4. Enter the name of initial agent for service of process and check the appropriate provision below:

                   DOUG SMITH, ESQ.    , which is
   -----------------------------------------------------------------------------

     [X] an individual residing in California.  Proceed to Item 5.

     [_] a corporation which has filed a certificate pursuant to Section 1505 of the California Corporations Code. Skip Item 5 and proceed to Item 6.
--------------------------------------------------------------------------------

5. If the initial agent for service of process is an individual, enter a
                                                     ----------
   business or residential street address in California:


   Street Address:  5 HUTTON CENTRE DRIVE, STE 600


   City:       SANTA ANA      State:  CALIFORNIA   Zip Code: 92707
--------------------------------------------------------------------------------

6. The limited liability company will be managed by:  (check one)

   [_] one manager    [_] more than one manager  [X] limited liability company
                                                     members
--------------------------------------------------------------------------------

7. If other matters are to be included in the Articles of Organization attach one or more separate pages. Number of pages attached, if any.
--------------------------------------------------------------------------------

8. It is hereby declared that I am the person who     For Secretary of State Use
  executed this instrument, which execution is my act and deed.

                                              101997237028


  /s/ Jeffery A. Robinson
--------------------------------
 Signature of organizer

                                                    FILED
                                        In the office of the Secretary of State
                                             of the State of California

   Jeffery A. Robinson
--------------------------------
 Type or print name of organizer                  AUG 25 1997


 Date:   August 25,  1997                         /s/ Bill Jones
      --------------------------
                                                  BILL JONES, Secretary Of State

--------------------------------
 LLC-1 Approved by the Secretary of State
 Filing Fee$70                      1/96

                                  EXHIBIT "B"



MEMBER                                   CONTRIBUTION
------                                   ------------

IMPERIAL CREDIT
MORTGAGE HOLDINGS, INC.                  $ 3,862,500.00



IMH COMMERCIAL
HOLDINGS, INC.                           $ 3,862,500.00